LIONBRIDGE REPORTS Q2 REVENUE OF $119.2 MILLION, GAAP EPS OF $0.04 AND RECORD NON-GAAP EPS OF
$0.18

Continues Strong Revenue and Profit Momentum with Growing Demand across Verticals and Offerings;
Provides Outlook for Positive Second Half 2012

WALTHAM, Mass. – August 08, 2012 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced revenue and earnings for the second quarter ended June 30, 2012.

Financial highlights for the second quarter include:

•	Revenue of $119.2 million, an increase of $5.9 million or 5% compared to the second quarter of 2011. Revenue growth during the quarter came from several large existing accounts and new engagements with clients in life sciences, manufacturing and consumer technology markets.

•	GAAP net income of $2.5 million or $0.04 per share based on 60.4 million weighted average fully diluted common shares outstanding. Second quarter GAAP net income includes $6.7 million of restructuring expenses, real estate and technology asset impairment charges and acquisition costs.

•	Non-GAAP adjusted earnings of $11.1 million or $0.18 per share. This marks a year-on-year increase of $6.8 million or $0.11 per share from the second quarter of 2011 and the strongest non-GAAP earnings in the Company’s history. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and related costs, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of these measures to the comparable GAAP measure. Excluding an acquisition-related tax benefit of $3.2 million, Q2 non-GAAP earnings were $8.0 million or $0.13 per share.

•	Cash flow from operations of $6.6 million.

•	An ending cash balance of $19.6 million. During the quarter the Company paid down $4.0 million of the $10.0 million debt related to its June 1 acquisition of Productive Resources.

During the quarter Lionbridge closed the acquisition of Indiana-based Productive Resources, LLC (PRI). Lionbridge expects that PRI’s recurring, multi-year contracts with clients in the manufacturing and industrial sectors will augment Lionbridge’s end market diversification and address growing demand for integrated solutions that enable organizations to author, illustrate and translate their content and technical documentation.

Also during the quarter, the Company secured several significant new customer engagements, including a sole source agreement with a market leader in generic pharmaceuticals, a multi-year agreement with a hospital logistics provider and new programs with a manufacturer of trucks, buses and diesel engines.

“We are starting to see the benefits of our new offerings, new strategy and new cost platform. Our Global Marketing Operations offering is driving new growth opportunities. Our vertical market strategy is allowing us to effectively diversify our client base. Our SaaS offerings are beginning to scale. And we are completing the final stages of our previously-announced restructuring program,” said Rory Cowan, CEO of Lionbridge. “With this solid revenue and profit momentum, we expect our ongoing positive financial performance to continue in the second half of 2012 with continued expansion in 2013.”
Financial highlights for the first half of 2012 include:

•	Revenue of $231.3 million, an increase of $18.4 million or 9% compared to the first half of 2011.

•	GAAP net income of $4.2 million or $0.07 per share based on 59.9 million weighted average fully diluted common shares outstanding. This marks an increase of $7.9 million or $0.13 per share year-on-year compared to the first half of 2011.

•	Non-GAAP adjusted earnings of $15.0 million or $0.25 per share, a year-on-year increase of $12.4 million or $0.21 per share from the first half of 2011. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and related costs, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of these measures to the comparable GAAP measure. Excluding a PRI acquisition-related tax benefit of $3.2 million, first half non-GAAP earnings were $11.8 million or $0.20 per share.

Lionbridge provided outlook for Q3 of 2012 with expected revenue of $112-115 million, reflecting traditional Q3 seasonality and continued year-on-year growth. The Company also expects continued revenue and earnings growth in Q4.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is Lionbridge. The conference call will also be available live via the Internet here.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings Per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measures for adjusted earnings and adjusted earnings per share are net income and net income per share and has provided a reconciliation of adjusted earnings and adjusted earnings per share to net income (loss) at the end of this release.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 120,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue and earnings growth, and the momentum, pace and strengthening of such growth, of Lionbridge in Q3 2012, FY 2012 and FY 2013. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; Lionbridge’s ability to expand its relationships with existing clients; Lionbridge’s ability to broaden its client base; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; market acceptance of and customer demand for the Company’s SaaS-based technology offerings, including Translation Workspace and GeoFluent; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures; risks associated with the financial aspects of the subscription model utilized in connection with the its SaaS-based technology offerings; the cost, complexity, timing and speed of continued development and enhancements of real-time machine translation technology initiatives, including customer and user acceptance of the Company’s services and technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate Productive Resources, LLC and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition;  Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2012	2011	2012	2011

Revenue ...............................................................................	$119,189	$113,245	$231,285	$212,897
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below). .....................................................................	80,573	78,808	158,746	150,544
Sales and marketing..................................................................	8,630	8,701	17,139	16,979
General and administrative .................................................	19,504	18,657	38,680	37,282
Research and development...................................................	1,386	1,518	2,748	2,914
Depreciation and amortization. ...........................................	1,688	1,435	3,333	2,726
Amortization of acquisition-related intangible assets..................	545	583	1,025	1,166
Restructuring, impairment, and other charges...........................	6,719	643	7,003	2,746

Total operating expenses............................................................	119,045	110,345	228,674	214,357

Income (loss) from operations........................................................................	144	2,900	2,611	(1,460)
Interest expense:
Interest on outstanding debt................................................	182	185	372	334
Amortization of deferred financing costs.................................	25	25	50	50
Interest income........................................................................	18	15	38	32
Other expense, net.....................................................................	671	423	640	881

Income (loss) before income taxes...................................................	(716)	2,282	1,587	(2,693)
(Benefit from) Provision for income taxes.......................................	(3,186)	560	(2,604)	1,031

Net income (loss). ..................................................................	$2,470	$1,722	$4,191	$(3,724)

Net income (loss) per share of common stock:
Basic...............................................................................	$0.04	$0.03	$0.07	$(0.06)
Diluted............................................................................	$0.04	$0.03	$0.07	$(0.06)
Weighted average number of common shares outstanding:
Basic...............................................................................	58,880	57,815	58,723	57,671
Diluted........................................................................	60,390	59,548	59,894	57,671

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	June 30,	December 31,
	2012	2011

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents...............................................................................	$19,581	$25,219
Accounts receivable, net of allowance of $500 at June 30, 2012 and December 31, 2011......	71,152	58,413
Unbilled receivables...............................................................................	24,346	20,665
Other current assets...............................................................................	11,621	9,120

Total current assets...............................................................................	126,700	113,417
Property and equipment, net...............................................................................	17,182	21,725
Assets held for sale.......................................................................................	684	0
Goodwill. ...............................................................................	15,209	9,675
Other intangible assets, net..............................................................................	13,731	7,256
Other assets...............................................................................	8,375	5,674

Total assets...............................................................................	$181,881	$157,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable...............................................................................	22,156	19,347
Accrued compensation and benefits........................................................................	17,799	15,696
Other accrued expenses and current liabilities..........................................................	25,515	21,802
Deferred revenue. ..............................................................................	10,045	11,057

Total current liabilities. ...............................................................................	75,515	67,902

Long-term debt...................................................................................................	30,700	24,700
Deferred income taxes, long-term...............................................................................	3,814	641
Other long-term liabilities..............................................................................	14,938	13,212

Total stockholders’ equity........................................................................	56,914	51,292

Total liabilities and stockholders’ equity.........................................................	$181,881	$157,747

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)
Comparison to Three and Six Months Ended June 30, 2010

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income (loss) ...............................................................	$2,470	$1,722	$4,191	$(3,724)
Amortization of acquisition-related intangible	545	583	1,025	1,166
assets.....................................................................
Stock-based compensation...............................................................	1,414	1,388	2,799	2,479
Restructuring and acquisition related charges..............................	2,552	643	2,836	2,746
Asset impairment. .........................................................	4,167	0	4,167	0

Adjusted earnings............................................................	$11,148	$4,336	$15,018	$2,667

Fully diluted weighted average number of common shares outstanding	60,390	59,548	59,894	59,539
Adjusted EPS	$0.18	$0.07	$0.25	$0.04